UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 6, 2004

Date of Report (Date of Earliest Event Reported)

CURON MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31519	77-0470324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

46117 Landing Parkway Fremont, CA 94538-6407

(Address of principal executive offices)

(510) 661-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

On February 5, 2004, Curon Medical, Inc. a Delaware corporation, issued a press release announcing that it had signed definitive documents for the private placement of shares of its common stock and warrants to purchase additional shares of its common stock. The private placement closed on February 6, 2004. Net proceeds from the sale after estimated costs and expenses were approximately $12.7 million. Curon Medical issued and the investors received 4,025,000 shares of common stock at $3.36 per share. Investors also received warrants to purchase an additional 905,625 shares of common stock with an exercise price of $4.71 per share, subject to certain adjustments, and exercisable from six months following the closing until February 6, 2009. The private placement was managed by Banc of America Securities LLC. Curon Medical plans to file a registration statement within 30 days of the closing covering the shares of common stock and the common stock underlying the warrants. The private placement Securities Purchase Agreement, form of Warrant, and the press release are attached hereto as exhibits and are incorporated herein by this reference.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
4.4	Form of Warrant to Purchase Shares of Common Stock.
10.24	Securities Purchase Agreement, dated as of February 4, 2004.
99.1	Press Release of Curon Medical, Inc. dated February 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2004	CURON MEDICAL, INC.

	By:	/s/ LARRY C. HEATON II

Larry C. Heaton II President and Chief Executive Officer

INDEX TO EXHIBITS

Index Number	Description of Document
4.4	Form of Warrant to Purchase Shares of Common Stock.
10.24	Securities Purchase Agreement, dated as of February 4, 2004.
99.1	Press Release of Curon Medical, Inc. dated February 5, 2004.